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                                                                 EXHIBIT 2(H)(2)



                    FORM OF MASTER SELECTED DEALERS AGREEMENT



U.S. Bancorp Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

                  1. GENERAL. We understand that U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") is entering into this Master Selected Dealers Agreement ("Agreement") in counterparts with us and other firms who may participate as dealers in offerings of securities in which U.S. Bancorp Piper Jaffray is acting as representative ("Representative") of the underwriters comprising the underwriting syndicate or as one of the Representatives of the underwriters. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we act as a Selected Dealer (as defined below).

                  At or before the time of an offering, you will advise us, to the extent applicable, of the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price (if applicable), the selling concession, the reallowance, the time of release of securities for sale to the public, the time at which subscription books will be opened, the amount, if any, of securities reserved for purchase by Selected Dealers, the period of such reservation and the amount of securities to be allotted to us. Such information shall be deemed to be a part of this Agreement and this Agreement shall become binding with respect to our participation as a Selected Dealer in an offering of securities following our receipt of such information. If we have not previously executed this Agreement, by our purchase of securities in an offering covered by this Agreement, we shall be deemed to be signatories of this Agreement with respect to such offering.

                  The securities to be purchased in any offering of securities in which we agree to participate as a Selected Dealer pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Issuer." The parties on whose behalf the Representatives execute the underwriting or purchase agreement or any associated terms or similar agreement with the Issuer or any selling security holders (each a "Seller") or any amendment or supplement thereto (collectively, the "Underwriting Agreement") with respect to an offering of Securities in which we agree to participate as a Selected Dealer pursuant to this Agreement are hereinafter referred to as the "Underwriters." The parties who agree to participate in such offering as selected dealers are hereinafter referred to as "Selected Dealers."



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         References herein to statutory sections, rules, regulations, forms and interpretive materials shall be deemed to include any successor provisions.

         The following provisions of this Agreement shall apply separately to each offering of Securities.

                  2. ACCEPTANCE AND PURCHASE. The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions. Any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives' discretion without notice and the right is reserved to reject any subscription in whole or in part. We agree to purchase as principal the amount of Securities allotted to us by the Representatives.

                  3. OFFERING MATERIALS.

                  (a) We understand that if registration of the offer and sale of the Securities as contemplated by the Underwriting Agreement is required under the Securities Act of 1933, as amended (the "Securities Act"), the Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Issuer, copies of the prospectus or supplemental prospectus (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. As used herein, "Prospectus" means the form of prospectus (including any supplements and any documents incorporated by reference therein) authorized for use in connection with such offering.

                  (b) We understand that if the offer and sale of the Securities are exempt from the registration requirements of the Securities Act, no registration statement will be filed with the Securities and Exchange Commission (the "Commission"). In such case, the Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Issuer, copies in such number as we may reasonably request of any final offering circular or other offering materials to be used in connection with the offering of the Securities. As used herein, "Offering Circular" means the offering circular or other offering materials, as it or they may be amended or supplemented, authorized for use in connection with such offering. The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "Offering Document."

                  (c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than the statements in the Offering Document delivered to us by the Representatives and any documents incorporated by reference therein. We understand that we are not authorized to give any information or make any representation not contained in the Offering Document or in any document incorporated by reference therein, in connection with the offering of the Securities. We agree that, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of Securities registered


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         under the Securities Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our purchase of Securities exempt from registration under the Securities
         Act shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable Federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder or the rules of any self-regulatory organization governing the use and distribution of offering circulars by underwriters, and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars that would be required if Rule 15c2-8 under the Exchange Act applied to such offering.

                  4. OFFERING OF THE SECURITIES.

                  (a) The offering of the Securities is made subject to the conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement. After the public offering of the Securities has commenced, you may change the public offering price, the selling concession and the reallowance to dealers. Any of the Securities purchased by us pursuant to this Agreement are to be reoffered by us, subject to their receipt and acceptance by the Representatives, to the public at the initial public offering price, subject to the terms of this Agreement and the Offering Document. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the initial public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the initial public offering price of not in excess of the amount set forth in the Invitation may be allowed to any Selected Dealer that (i) agrees that such amount is to be retained and not reallowed in whole or in part and (ii) makes the representations contained in Section 14.

                  (b) The Representatives as such and, with the Representative's consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter, at the initial public offering price less all or any part of the concession to Selected Dealers.

                  (c) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

                  5. STABILIZATION AND OVER-ALLOTMENT. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, purchase and sell Securities for


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long or short account and to stabilize or maintain the market price of the
Securities. We agree that, upon the Representatives' request at any time and from time to time before termination of the effectiveness of this Agreement with respect to an offering of Securities, we will report the amount of Securities purchased by us pursuant to such offering which then remain unsold by us and will, upon the Representatives' request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such unsold Securities as the Representatives may designate at the initial public offering priceless an amount to be determined by the Representatives not in excess of the Selected Dealers' concession.

                  6. NET CAPITAL. We represent that the incurrence by us of our obligations hereunder in connection with the offering of the Securities will not place us in violation of Rule 15c3-1 under the Exchange Act, or of any similar provisions of any applicable rules or regulations of any other regulatory authority or self-regulatory organization.

                  7. REPURCHASE OF SECURITIES NOT EFFECTIVELY PLACED. In recognition of the importance of distributing the Securities to bona fide investors, we agree that if prior to the later of (a) the completion of the distribution of the Securities covered by this Agreement or (b) the covering by U.S. Bancorp Piper Jaffray (acting as a Representative of the Underwriters) of any short position created by the Representatives for the accounts of the underwriters, U.S. Bancorp Piper Jaffray purchases or contracts to purchase in the open market or otherwise any of the Securities delivered to any Selected Dealer, the Selected Dealer agrees to repay to U.S. Bancorp Piper Jaffray for the accounts of the Underwriters the amount of the selling concession allowed to such Dealer plus brokerage commission or dealer's mark-up and any transfer taxes paid in connection with such purchase.

                  8. PAYMENT AND DELIVERY. We agree that Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the initial public offering price therefor, or, if the Representatives shall so advise us, at such initial public offering price less the Selected Dealers' concession with respect thereto, at or before 9:00 a.m. Minneapolis time, on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the office of U.S. Bancorp Piper Jaffray (or at such other place as you may advise), of payment by certified or bank cashier's check payable in Minneapolis Clear House or other next day funds (or such other funds as you may advise) payable to the order of U.S. Bancorp Piper Jaffray Inc. If payment is made for Securities purchased by us at the initial public offering price, the Selected Dealers' concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities.

                  Notwithstanding the foregoing provision of this Section, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangements for payment and/or delivery through its facilities of the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

                  9. BLUE SKY AND OTHER QUALIFICATIONS. It is understood and agreed that the Representatives assume no responsibility or obligation with respect to the right of any Selected


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Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Representatives may furnish in that connection.

                  10.      TERMINATION.

                  (a) This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that any notice received after this Agreement shall have become effective (as provided in Section 1. of this Agreement) with respect to any offering of Securities and shall terminate with respect to such offering and all previous offerings in accordance with the provisions of paragraph (b) of this Section.

                  (b) With respect to each offering of Securities pursuant to this Agreement, this Agreement shall terminate 45 full days after the initial public offering date of the Securities, or at such earlier date as you may determine in your discretion, or may be extended by you, in your discretion, for an additional period or periods not exceeding an aggregate of 45 days for each offering, except as otherwise provided herein, and no obligations on the part of the Representatives will be implied hereby or inferred herefrom.

                  (c) We understand and agree that we are to act as principal in purchasing Securities and we are not authorized to act as agent for the Issuer, any Seller or any Underwriter in offering the Securities to the public or otherwise.

                  (d) Nothing herein contained shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or Representatives, or, except as otherwise provided herein, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If the Selected Dealers among themselves or with the Underwriters or the Representatives are deemed to constitute a partnership for Federal income tax purposes, then each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Representatives are authorized, in their discretion, to execute on behalf of the Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

                  11. AMENDMENT. This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments included with the information relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

                  12. NOTICES. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or communicated by Graphic Scanning (or similar means of communication) to us at the address set forth at the end of this Agreement, or at such other


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address, telephone, telecopy, fax or telex as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied, faxed or communicated by Graphic Scanning (or similar means of communication) to:

                           U.S. Bancorp Piper Jaffray Inc.
                           Piper Jaffray Tower
                           222 South Ninth Street
                           Minneapolis, Minnesota 55402
                           Attention:  Corporate Syndicate Department

                           Telephone:                (612) 342-6220
                           Telecopy/Fax:             (612) 342-6785
                           Telex:                    201-675

(or to such other address, telephone, telecopy, fax or telex as we shall be notified by the Representatives). Communications by telegram, telex, telecopy, Graphic Scanning or other written form shall be deemed to be "written" communications.


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                  13. NASD MATTERS. We represent that we are either (a) a member in good standing of the NASD who agrees to comply with all applicable rules of the NASD, including without limitation, the NASD's Interpretation with Respect to Fee-Riding and Withholding (IM-2110-1) and NASD Rules 2730, 2740 and 2750, or
(b) a foreign bank or dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories or its possessions nor to persons who are citizens thereof or residents therein, and in making the sales to comply with the above-mentioned NASD Interpretation (IM-2110-1) and NASD Rules 2730, 2740 and 2750 as if we were an NASD member and to comply with Rule 2420 as that section applies to a nonmember foreign dealer. We confirm that we are familiar with NASD Rule IM-2110-1, and we agree to comply with Rule IM-2110-1 in offering and selling Securities to the public. By our participation in an offering of Securities, we further represent that neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the NASD's rules), nor, to our knowledge any "related person" (as defined in NASD Rule 2710), have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to Rule 2710.

                  14. COMPLIANCE WITH APPLICABLE LAW, RULES AND REGULATIONS. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other Seller of such Securities) we will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the NASD or any securities exchange having jurisdiction over the offering, and in the case of an offering referred to in Section 3(b) hereof, the applicable law, rules and regulations of any applicable regulatory body.

                  15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Minnesota.

Please confirm this Agreement and deliver a copy to us.

                                           Very truly yours,


                                           --------------------------------
                                           (Name of Dealer)


                                           By:
                                                ---------------------------
                                           Print Name:
                                                        -------------------
                                           Title:
                                                   ------------------------
                                           Address:
                                                     ----------------------
                                           --------------------------------
                                           Telephone:
                                                       --------------------
                                           Telecopy/Fax:
                                                          -----------------
                                           Telex:
                                                   ------------------------

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Confirmed as of the date first above written:

U.S. Bancorp Piper Jaffray Inc.


By:
     -----------------------------

Its:
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